Exhibit 10(d)

Standard Form of Agreement Between Owner and Contractor for a  Project of Limited Scope

AGREEMENT made as of the 23rd day of February in the year 2017

(In words, indicate day, month and year.)

BETWEEN the Owner:

(Name, legal status, address and other information)

WD-40 Company a Delaware corporation

1061 Cudahy Place

San Diego, CA 92110

Phone: 619.275.1400

and the Contractor:

(Name, legal status, address and other information)

Back’s Construction, Inc.

1602 Front Street, Suite 100

San Diego, CA 92101

Phone: 619.713.2566 / Fax: 619.713.0992

for the following Project:

(Name, location and detailed description)

WD-40 – Job#2233

9715 Business Park Ave

San Diego, CA 92131

The Architect:

(Name, legal status, address and other information)

ID Studios Interior Design & Strategic Planning, Inc.

236 S. Sierra Ave, Suite 110

Solana Beach, CA 92075

The Owner’s Representative:

Hughes Marino, Inc.

1450 Front St.

San Diego, CA 92101

Phone  619.238.2111

The Owner and Contractor agree as follows.

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TABLE OF ARTICLES

1THE WORK OF THIS CONTRACT

2DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3CONTRACT SUM

4PAYMENT

5DISPUTE RESOLUTION

6ENUMERATION OF CONTRACT DOCUMENTS

7GENERAL PROVISIONS

8OWNER

9CONTRACTOR

10ARCHITECT

11SUBCONTRACTORS

12CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

13CHANGES IN THE WORK

14TIME

15PAYMENTS AND COMPLETION

16PROTECTION OF PERSONS AND PROPERTY

17INSURANCE & BONDS

18CORRECTION OF WORK

19MISCELLANEOUS PROVISIONS

20TERMINATION OF THE CONTRACT

21CLAIMS AND DISPUTES

ARTICLE 1   THE WORK OF THIS CONTRACT

The Contractor shall execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 2   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 2.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

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Contractor has commenced providing pre construction services, the cost of which shall be included in the Contractor's Fee. Contractor shall commence the Work upon issuance of a Notice to Proceed by Owner.

§ 2.2 The Contract Time shall be measured from the date of commencement.

§ 2.3 The Contractor shall achieve Substantial Completion of the entire Work not later than July 14, 2017 ( ___ days from the date of commencement, or as follows:

(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. If appropriate, insert requirements for earlier Substantial Completion of certain portions of the Work.)

Contractor shall achieve Substantial Completion no later than July 14, 2017.

Contractor agrees to pay $500/day as liquidated damages for every day after 15 days beyond substantial completion that the punch list is not complete.

Portion of Work	Substantial Completion Date

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to achieve Substantial Completion on time or for bonus payments for early completion of the Work.)

ARTICLE 3   CONTRACT SUM

§ 3.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum shall be one of the following:

(Check the appropriate box.)

[     ]Stipulated Sum, in accordance with Section 3.2 below

[     ]Cost of the Work plus the Contractor’s Fee, in accordance with Section 3.3 below

[ X  ]Cost of the Work plus the Contractor’s Fee with a Guaranteed Maximum Price, in accordance with Section 3.4 below

(Based on the selection above, complete Section 3.2, 3.3 or 3.4 below.)

§ 3.2 The Stipulated Sum shall be ($    ), subject to additions and deductions as provided in the Contract Documents.

§ 3.2.1 The Stipulated Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If the bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires.)

§ 3.2.2 Unit prices, if any:

(Identify and state the unit price, and state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($0.00)

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§ 3.2.3 Allowances included in the stipulated sum, if any:

(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Allowance

§ 3.3 COST OF THE WORK PLUS CONTRACTOR’S FEE

§ 3.3.1 The Cost of the Work is as defined in Exhibit A, Determination of the Cost of the Work. (TBD)

§ 3.3.2 The Contractor’s Fee:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee and the method of adjustment to the Fee for changes in the Work.)

§ 3.4 COST OF THE WORK PLUS CONTRACTOR’S FEE WITH A GUARANTEED MAXIMUM PRICE

§ 3.4.1 The Cost of the Work is as defined in Exhibit A, Determination of the Cost of the Work.

§ 3.4.2 The Contractor’s Fee: 3.00% of the Cost of the Work.  Contractor’s Fee includes overhead, profit and insurance.

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee and the method of adjustment to the Fee for changes in the Work.)

§ 3.4.3 GUARANTEED MAXIMUM PRICE

§ 3.4.3.1 The sum of the Cost of the Work and the Contractor’s Fee is guaranteed by the Contractor not to exceed    ($   ), subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)

In the event that the parties fail to agree to the Guaranteed Maximum Price in a Change Order by March 31, 2017, this Contract may be terminated by Owner and the provisions of Section 20.1 shall apply with respect to amounts due to Contractor.

Owner and Contractor shall agree to the Guaranteed Maximum Price in a written Change Order to be issued prior to the issuance of a Notice to Proceed by Owner.

§ 3.4.3.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

§ 3.4.3.3 Unit Prices, if any:

(Identify and state the unit price, and state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($0.00)

§ 3.4.3.4 Allowances included in the Guaranteed Maximum Price, if any:

(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

Item	Allowance

§ 3.4.3.5 Assumptions, if any, on which the Guaranteed Maximum Price is based:

ARTICLE 4   PAYMENTS

§ 4.1 PROGRESS PAYMENTS

§ 4.1.1 Based upon Applications for Payment submitted to the Owner’s Representative by the Contractor and Certificates for Payment issued by the Owner’s Representative, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

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§ 4.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

§ 4.1.3 Provided that an Application for Payment is received by the Owner’s Representative not later than the 1st day of a month, the Owner shall make payment of the certified amount to the Contractor not later than the 30th day of the same month. If an Application for Payment is received by the Owner’s Representative after the date fixed above, payment shall be made by the Owner not later than forty-five (45) days after the Owner receives the Application for Payment.

(Federal, state or local laws may require payment within a certain period of time.)

§ 4.1.4 Retainage, if any, shall be withheld as follows:

10%

§ 4.1.5 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

5% five percent per annum

§ 4.2 FINAL PAYMENT

§ 4.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

.1the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Section 18.2, and to satisfy other requirements, if any, which extend beyond final payment;

.2the Contractor has submitted a final accounting for the Cost of the Work, where payment is on the basis of the Cost of the Work with or without a guaranteed maximum price; and

.3a final Certificate for Payment has been issued by the Architect.

§ 4.2.2 The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Owner’s Representative’s final Certificate for Payment, or as follows:

ARTICLE 5   DISPUTE RESOLUTION

§ 5.1 BINDING DISPUTE RESOLUTION

For any claim subject to, but not resolved by, mediation pursuant to Section 21.3, the method of binding dispute resolution shall be as follows:

(Check the appropriate box. If the Owner and Contractor do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, claims will be resolved in a court of competent jurisdiction.)

[  X  ]Arbitration pursuant to Section 21.4 of this Agreement

[      ]Litigation in a court of competent jurisdiction

[      ]Other (Specify)

ARTICLE 6   ENUMERATION OF CONTRACT DOCUMENTS

§ 6.1 The Contract Documents are defined in Article 7 and, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.

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§ 6.1.1 The Agreement is this executed AIA Document A107–2007, Standard Form of Agreement Between Owner and Contractor for a Project of Limited Scope.

§ 6.1.2 The Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages

§ 6.1.3 The Specifications:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section	Title	Date	Pages

Included with “The Drawings” Section 6.1.4

§ 6.1.4 The Drawings:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number	Title	Date

See Exhibit “B”, Contract Documents

§ 6.1.5 The Addenda, if any:

Number	Date	Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are enumerated in this Article 6.

§ 6.1.6 Additional documents, if any, forming part of the Contract Documents:

Exhibit "A" –  Determination of the Cost of the Work, 6 pages

Exhibit "B" – Contract Documents, dated 2/10/17, 92 pages

Exhibit “B-1” – Back’s Certificate of Insurance (COI)

Exhibit "C" – Project Schedule, dated 2/17/17, 1 page

Exhibit "D" – Fee Schedule, 1 page

(Paragraphs deleted)

Exhibit "E" Contractor’s Project Cost Summary, (summary will follow via change order)

ARTICLE 7   GENERAL PROVISIONS

§ 7.1 THE CONTRACT DOCUMENTS

The Contract Documents are enumerated in Article 6 and consist of this Agreement (including, if applicable, Supplementary and other Conditions of the Contract), Drawings, Specifications, Addenda issued prior to the execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 7.2 THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written

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or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind between any persons or entities other than the Owner and the Contractor.

§ 7.3 THE WORK

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

§ 7.4 INSTRUMENTS OF SERVICE

Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect’s consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 7.5 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF

SERVICE

§ 7.5.1 The Architect and the Architect’s consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and will retain all common law, statutory and other reserved rights, including copyrights, subject to the Owner’s right to a non –exclusive license to use the Instruments of Service for the maintenance, operation, renovation or remodeling of the Project. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ reserved rights.

§ 7.5.2 The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce the Instruments of Service provided to them solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers may not use the Instruments of Service on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect’s consultants.

§ 7.6 TRANSMISSION OF DATA IN DIGITAL FORM

If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmission, unless otherwise provided in the Agreement or in the Contract Documents.

ARTICLE 8   OWNER

§ 8.1 INFORMATION AND SERVICES REQUIRED OF THE OWNER

§ 8.1.1 The Owner shall furnish all necessary surveys and a legal description of the site.

§ 8.1.2 The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 8.1.3 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 9.6.1, the Owner shall secure and pay for other necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 8.2 OWNER’S RIGHT TO STOP THE WORK

If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents, or repeatedly fails to carry out the Work in accordance with the Contract Documents, the Owner may issue a written

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order to the Contractor to stop the Work, or any portion thereof, until the cause for such order is eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

§ 8.3 OWNER’S RIGHT TO CARRY OUT THE WORK

If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents, and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner, without prejudice to any other remedy the Owner may have, may correct such deficiencies and may deduct the reasonable cost thereof, including Owner’s expenses and compensation for the Architect’s services made necessary thereby, from the payment then or thereafter due the Contractor.

ARTICLE 9   CONTRACTOR

§ 9.1 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

§ 9.1.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

§ 9.1.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 8.1.1, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies, or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents.

§ 9.1.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Architect any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Architect may require.

§ 9.2 SUPERVISION AND CONSTRUCTION PROCEDURES

§ 9.2.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters.

§ 9.2.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.

§ 9.3 LABOR AND MATERIALS

§ 9.3.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 9.3.2 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

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§ 9.3.3 The Contractor may make a substitution only with the consent of the Owner, after evaluation by the Architect and in accordance with a Modification.

§ 9.4 WARRANTY

The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

§ 9.5 TAXES

The Contractor shall pay sales, consumer, use and other similar taxes that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 9.6 PERMITS, FEES, NOTICES, AND COMPLIANCE WITH LAWS

§ 9.6.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as other permits, fees, licenses and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.

§ 9.6.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work. If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

§ 9.7 ALLOWANCES

The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. The Owner shall select materials and equipment under allowances with reasonable promptness. Allowance amounts shall include the costs to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts. Allowance amounts shall not include the Contractor’s costs for unloading and handling at the site, labor, installation, overhead, and profit.

§ 9.8 CONTRACTOR’S CONSTRUCTION SCHEDULES

§ 9.8.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

§ 9.8.2 The Contractor shall perform the Work in general accordance with the most recent schedule submitted to the Owner and Architect.

§ 9.9 SUBMITTALS

§ 9.9.1 The Contractor shall review for compliance with the Contract Documents and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in coordination with the Contractor’s construction schedule and in such sequence as to allow the Architect reasonable time for review. By submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents to the Owner and Architect that the Contractor has (1) reviewed and approved them; (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so; and (3) checked and coordinated the

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information contained within such submittals with the requirements of the Work and of the Contract Documents. The Work shall be in accordance with approved submittals.

§ 9.9.2 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents.

§ 9.10 USE OF SITE

The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

§ 9.11 CUTTING AND PATCHING

The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

§ 9.12 CLEANING UP

The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus material from and about the Project.

§ 9.13 ROYALTIES, PATENTS AND COPYRIGHTS

The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

§ 9.14 ACCESS TO WORK

The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

§ 9.15 INDEMNIFICATION

§ 9.15.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Owner’s Representative, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 9.15.1.

§ 9.15.2 In claims against any person or entity indemnified under this Section 9.15 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 9.15.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE 10   ARCHITECT and OWNER’S REPRESENTATIVE

§ 10.1 The Owner’s Representative will provide administration of the Contract and will be an Owner’s representative during construction, until the date the Owner’s Representative issues the final Certificate for Payment. The Architect

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and Owner’s Representative will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

§ 10.2 The Architect will visit the site at intervals appropriate to the stage of the construction to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general, if the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility for, the construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents.

§ 10.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and report to the Owner (1) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 10.4 Based on the Architect’s evaluations of the Work and the Owner’s Representative’s evaluation of the Contractor’s Applications for Payment, the Owner’s Representative will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

§ 10.5 The Architect has authority to reject Work that does not conform to the Contract Documents and to require inspection or testing of the Work.

§ 10.6 The Architect will review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.

§ 10.7 omitted.

§ 10.8 The Architect’s decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

§ 10.9 omitted.

ARTICLE 11   SUBCONTRACTORS

§ 11.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site.

§ 11.2 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of the Subcontractors or suppliers for each of the principal portions of the Work. The Contractor shall not contract with any Subcontractor or supplier to whom the Owner or Architect has made reasonable written objection within ten days after receipt of the Contractor’s list of Subcontractors and suppliers. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

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§ 11.3 Contracts between the Contractor and Subcontractors shall (1) require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by the terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by the Contract Documents, assumes toward the Owner and Architect, and (2) allow the Subcontractor the benefit of all rights, remedies and redress against the Contractor that the Contractor, by these Contract Documents, has against the Owner.

ARTICLE 12   CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 12.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of the contract identical or substantially similar to these, including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such claim as provided in Article 21.

§ 12.2 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s activities with theirs as required by the Contract Documents.

§ 12.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

ARTICLE 13   CHANGES IN THE WORK

§ 13.1 By appropriate Modification, changes in the Work may be accomplished after execution of the Contract. The Owner, without invalidating the Contract, may order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, with the Contract Sum and Contract Time being adjusted accordingly. Such changes in the Work shall be authorized by written Change Order signed by the Owner, Contractor and Architect, or by written Construction Change Directive signed by the Owner..  The Contractor shall only be entitled to receive General Conditions on change Orders that require overtime, after-hour supervision or extension of the time schedule.  Where applicable, General Conditions on Change Orders shall be 3% of the increase in the Cost of the Work reflected in the Change Order.

§ 13.2 Adjustments in the Contract Sum and Contract Time resulting from a change in the Work shall be determined by mutual agreement of the parties or, in the case of a Construction Change Directive signed only by the Owner, by the Contractor’s cost of labor, material, equipment, and reasonable overhead and profit, unless the parties agree on another method for determining the cost or credit. Pending final determination of the total cost of a Construction Change Directive, the Contractor may request payment for Work completed pursuant to the Construction Change Directive. The Owner’s Representative will make an interim determination of the amount of payment due for purposes of certifying the Contractor’s monthly Application for Payment. When the Owner and Contractor agree on adjustments to the Contract Sum and Contract Time arising from a Construction Change Directive, the Owner’s Representative will prepare a Change Order.

§ 13.3 The Owner’s Representative will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

§ 13.4 If concealed or unknown physical conditions are encountered at the site that differ materially from those indicated in the Contract Documents or from those conditions ordinarily found to exist, the Contract Sum and Contract Time shall be equitably adjusted as mutually agreed between the Owner and Contractor; provided that the Contractor provides notice to the Owner and Architect promptly and before conditions are disturbed.

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ARTICLE 14   TIME

§ 14.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 14.2 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 14.3 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 14.4 The date of Substantial Completion is the date certified by the Owner’s Representative in accordance with Section 15.4.3.

§ 14.5 If the Contractor is delayed at any time in the commencement or progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions not reasonably anticipatable, unavoidable casualties or any causes beyond the Contractor’s control, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine, subject to the provisions of Article 21.

ARTICLE 15   PAYMENTS AND COMPLETION

§ 15.1 APPLICATIONS FOR PAYMENT

§ 15.1.1 Where the Contract is based on a Stipulated Sum or the Cost of the Work with a Guaranteed Maximum Price, the Contractor shall submit to the Owner’s Representative, before the first Application for Payment, a schedule of values, allocating the entire Contract Sum to the various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Owner’s Representative, shall be used in reviewing the Contractor’s Applications for Payment.

§ 15.1.2 With each Application for Payment where the Contract Sum is based upon the Cost of the Work, or the Cost of the Work with a Guaranteed Maximum Price, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor, less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.

§ 15.1.3 Payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment stored, and protected from damage, off the site at a location agreed upon in writing.

§ 15.1.4 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or other encumbrances adverse to the Owner’s interests.

§ 15.2 CERTIFICATES FOR PAYMENT

§ 15.2.1 The Owner’s Representative will, within seven days after receipt of the Contractor’s Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Owner’s Representative  determines is properly due, or notify the Contractor and Owner in writing of the  Owner’s Representatives reasons for withholding certification in whole or in part as provided in Section 15.2.3.

§ 15.2.2 The issuance of a Certificate for Payment will constitute a representation by the Owner’s Representative to the Owner, based on the Owner’s Representative’s evaluations of the Work and the data comprising the Application for Payment, that, to the best of the Owner’s Representative’s knowledge, information and belief, the Work has

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progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Owner’s Representative. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the  Owner’s Representative has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 15.2.3 The Owner’s Representative may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Owner’s Representative’s opinion the representations to the Owner required by Section 15.2.2 cannot be made. If the Owner’s Representative is unable to certify payment in the amount of the Application, the Owner’s Representative will notify the Contractor and Owner as provided in Section 15.2.1. If the Contractor and the Owner’s Representative cannot agree on a revised amount, the Owner’s Representative will promptly issue a Certificate for Payment for the amount for which the Owner’s Representative is able to make such representations to the Owner. The Owner’s Representative may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the’ Owner’s Representative’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 9.2.2, because of

.1defective Work not remedied;

.2third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;

.3failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

.4reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5damage to the Owner or a separate contractor;

.6reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7repeated failure to carry out the Work in accordance with the Contract Documents.

§ 15.2.4 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

§ 15.3 PROGRESS PAYMENTS

§ 15.3.1 The Contractor shall pay each Subcontractor, no later than seven days after receipt of payment, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to sub-subcontractors in similar manner.

§ 15.3.2 Neither the Owner, Owner’s Representative nor Architect shall have an obligation to pay or see to the payment of money to a Subcontractor except as may otherwise be required by law.

§ 15.3.3 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 15.4 SUBSTANTIAL COMPLETION

§ 15.4.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

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§ 15.4.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 15.4.3 Upon receipt of the Contractor’s list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. When the Architect determines that the Work or designated portion thereof is substantially complete, the Architect shall so advise the Owner’s Representative and the Owner’s Representative will issue a Certificate of Substantial Completion which shall establish the date of Substantial Completion, establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 15.4.4 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 15.5 FINAL COMPLETION AND FINAL PAYMENT

§ 15.5.1 Upon receipt of the Contractor’s written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the  Owner’s Representative finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Owner’s Representative’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Owner’s Representative’s final Certificate for Payment will constitute a further representation that conditions stated in Section 15.5.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

§ 15.5.2 Final payment shall not become due until the Contractor has delivered to the Owner a complete release of all liens arising out of this Contract or receipts in full covering all labor, materials and equipment for which a lien could be filed, or a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including costs and reasonable attorneys’ fees.

§ 15.5.3 The making of final payment shall constitute a waiver of claims by the Owner except those arising from

.1liens, claims, security interests or encumbrances arising out of the Contract and unsettled;

.2failure of the Work to comply with the requirements of the Contract Documents; or

.3terms of special warranties required by the Contract Documents.

§ 15.5.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 16   PROTECTION OF PERSONS AND PROPERTY

§ 16.1 SAFETY PRECAUTIONS AND PROGRAMS

The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to

.1employees on the Work and other persons who may be affected thereby;

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.2the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons and property and their protection from damage, injury or loss. The Contractor shall promptly remedy damage and loss to property caused in whole or in part by the Contractor, a Subcontractor, a sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 16.1.2 and 16.1.3, except for damage or loss attributable to acts or omissions of the Owner or Architect or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 9.15.

§ 16.2 HAZARDOUS MATERIALS

§ 16.2.1 The Contractor is responsible for compliance with the requirements of the Contract Documents regarding hazardous materials. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents, and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor’s reasonable additional costs of shutdown, delay and start-up.

§ 16.2.2 omitted.

§ 16.2.3 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

ARTICLE 17   INSURANCE AND BONDS

§ 17.1 The Contractor shall purchase from, and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, insurance for protection from claims under workers’ compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and claims for damages, other than to the Work itself, to property which may arise out of or result from the Contractor’s operations and completed operations under the Contract, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater, and shall include contractual liability insurance applicable to the Contractor’s obligations under Section 9.15. Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. The Contractor shall cause the commercial liability coverage required by the Contract Documents to include: (1) the Owner, the Architect and the Architect’s Consultants as additional insureds for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s operations; and (2) the Owner as an additional insured for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s completed operations.

All insurance policies shall be issued by companies rated A VII or better by A.M. Best.

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The general liability and automobile liability insurance policies shall apply as primary and non-contributory with any other insurance afforded to Owner, its subsidiaries, directors, officers, and employees but only for claims arising solely from the Contractor’s provision of services”.

§ 17.2 OWNER’S LIABILITY INSURANCE

The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.

§ 17.3 PROPERTY INSURANCE

§ 17.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance on an “all-risk” or equivalent policy form, including builder’s risk, in the amount of the initial Contract Sum, plus the value of subsequent modifications and cost of materials supplied and installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 15.5 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 17.3.1 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and sub-subcontractors in the Project.

§ 17.3.2 The Owner shall file a copy of each policy with the Contractor before an exposure to loss may occur. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Contractor.

§ 17.3.3 The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 12, if any, and any of their subcontractors, sub-subcontractors, agents and employees for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to Section 17.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 12, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 17.3.4 A loss insured under the Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their sub-subcontractors in similar manner.

§ 17.4 PERFORMANCE BOND AND PAYMENT BOND

§ 17.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

§ 17.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

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ARTICLE 18   CORRECTION OF WORK

§ 18.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense, unless compensable under Section A.2.7.3 in Exhibit A, Determination of the Cost of the Work.

§ 18.2 In addition to the Contractor’s obligations under Section 9.4, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 15.4.3, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty.

§ 18.3 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Section 8.3.

§ 18.4 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 18.5 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Article 18.

ARTICLE 19   MISCELLANEOUS PROVISIONS

§ 19.1 ASSIGNMENT OF CONTRACT

Neither party to the Contract shall assign the Contract without written consent of the other, except that the Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project if the lender assumes the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

§ 19.2 GOVERNING LAW

The Contract shall be governed by the law of the place where the Project is located, except, that if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 21.4.

§ 19.3 TESTS AND INSPECTIONS

Tests, inspections and approvals of portions of the Work required by the Contract Documents or by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating the costs to the Contractor.

§ 19.4 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

omitted.

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ARTICLE 20   TERMINATION OF THE CONTRACT

§ 20.1 TERMINATION BY THE CONTRACTOR

If the  Owner’s Representative fails to certify payment as provided in Section 15.2.1 for a period of 30 days through no fault of the Contractor, or if the Owner fails to make payment as provided in Section 4.1.3 for a period of 30 days, the Contractor may, upon seven additional days’ written notice to the Owner and the Owner’s Representative, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, costs incurred by reason of such termination, and damages.

§ 20.2 TERMINATION BY THE OWNER FOR CAUSE

§ 20.2.1 The Owner may terminate the Contract if the Contractor

.1repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

.3repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of a public authority; or

.4otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 20.2.2 When any of the above reasons exists, the Owner, upon certification by the Owner’s Representative that sufficient cause exists to justify such action, may, without prejudice to any other remedy the Owner may have and after giving the Contractor seven days’ written notice, terminate the Contract and take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 20.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 20.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 20.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Owner’s Representative, upon application, and this obligation for payment shall survive termination of the Contract.

§ 20.3 TERMINATION BY THE OWNER FOR CONVENIENCE

The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause. The Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

ARTICLE 21   CLAIMS AND DISPUTES

§ 21.1 omitted.

§ 21.2 If a claim, dispute or other matter in question relates to or is the subject of a mechanic’s lien, the party asserting such matter may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 21.3 The parties shall endeavor to resolve their disputes by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with their Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to this Agreement, and filed with the person or entity administering the mediation. The request may be made concurrently with the binding dispute resolution but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is

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stayed pursuant to this Section, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 21.4 If the parties have selected arbitration as the method for binding dispute resolution in the Agreement, any claim, subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association, in accordance with the Construction Industry Arbitration Rules in effect on the date of this Agreement. Demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§ 21.5 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation; (2) the arbitrations to be consolidated substantially involve common questions of law or fact; and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 21.6 Any party to an arbitration may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a Claim not described in the written Consent.

§ 21.7 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 21.8 CLAIMS FOR CONSEQUENTIAL DAMAGES

The Contractor and Owner waive claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes

.1damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 20. Nothing contained in this Section 21.8 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

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This Agreement entered into as of the day and year first written above.

WD-40 COMPANY

By:	/s/ RICHARD T. CLAMPITT	/s/ DAVID BACK
	Owner	Contractor

	Richard T. Clampitt	David Back
	Vice President, General Counsel	President and Owner
and Corporate Secretary

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Exhibit A – Determination of the Cost of Work

for the following PROJECT:

(Name, location and brief description)

WD-40 – Job#2233

9715 Business Park Ave

San Diego, CA 92131

THE OWNER:

(Name, legal status, address and other information)

WD-40 Company a Delaware corporation

1061 Cudahy Place

San Diego, CA 92110

Phone: 619.275.1400

THE CONTRACTOR:

(Name, legal status, address and other information)

Back’s Construction, Inc.

1602 Front Street, Suite 100

San Diego, CA 92101

Phone: 619.713.2566 / Fax: 619.713.0992

THE ARCHITECT:

(Name, legal status, address and other information)

ID Studios Interior Design & Strategic Planning, Inc.

236 S. Sierra Ave, Suite 110

Solana Beach, CA 92075

THE OWNER’S REPRESENTATIVE:

Hughes Marino, Inc.

1450 Front St.

San Diego, CA 92101

Phone  619.238.2111

ARTICLE A.1   CONTROL ESTIMATE

§ A.1.1 Where the Contract Sum is the Cost of the Work, plus the Contractor’s Fee without a Guaranteed Maximum Price pursuant to Section 3.3 of the Agreement, the Contractor shall prepare and submit to the Owner, in writing, a Control Estimate within 14 days of executing this Agreement. The Control Estimate shall include the estimated Cost of the Work plus the Contractor’s Fee. The Control Estimate shall be used to monitor actual costs and the timely performance of the Work. The Contractor shall update the Control Estimate with each Application for Payment as needed to reflect Changes in the Work.

§ A.1.2 The Control Estimate shall include

.1the documents enumerated in Article 6 of the Agreement, including all Addenda thereto and the Conditions of the Contract;

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.2a list of the clarifications and assumptions made by the Contractor in the preparation of the Control Estimate, including assumptions under A.1.4, to supplement the information provided by the Owner and contained in the Drawings and Specifications;

.3a statement of the estimated Cost of the Work organized by trade categories or systems and the Contractor’s Fee;

.4a project schedule indicating proposed Subcontractors, activity sequences and durations, milestone dates for receipt and approval of pertinent information, schedule of shop drawings and samples, procurement and delivery of materials or equipment requiring long-lead time, and the Owner’s occupancy requirements showing portions of the Project having occupancy priority; and

.5contingencies for further development of design and construction as required by Section A.1.4.

§ A.1.3 The Contractor shall meet with the Owner and Architect to review the Control Estimate. In the event that the Owner or Architect discovers any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Contractor, who shall make appropriate adjustments to the Control Estimate. When the Control Estimate is acceptable to the Owner, the Owner shall acknowledge it in writing. The Owner’s acceptance of the Control Estimate does not imply that the Control Estimate constitutes a Guaranteed Maximum Price.

§ A.1.4 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor shall provide in the Control Estimate for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated in a revised Control Estimate by mutual agreement of the parties.

§ A.1.5 The Contractor shall develop and implement a detailed system of cost control that will provide the Owner and Architect with timely information as to the anticipated total Cost of the Work. The cost control system shall compare the Control Estimate with the actual cost for activities in progress and estimates for uncompleted tasks and proposed changes. This information shall be reported to the Owner, in writing, no later than the Contractor’s first Application for Payment and shall be revised and submitted with each Application for Payment.

ARTICLE A.2   COSTS TO BE REIMBURSED

§ A.2.1 COST OF THE WORK

§ A.2.1.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article A.2.

§ A.2.1.2 Where any cost is subject to the Owner’s prior approval, the Contractor shall obtain this approval prior to incurring the cost. The parties shall endeavor to identify any such costs prior to executing the Agreement.

§ A.2.2 LABOR COSTS

§ A.2.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s prior approval, at off-site workshops.

§ A.2.2.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the site with the Owner’s prior approval.

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify below the personnel to be included, whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

Person included	Status (full-time/part-time)	Rate ($0.00)	Rate (unit of time)

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§ A.2.2.3 Wages and salaries of the Contractor’s supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ A.2.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Section A.2.2.

§ A.2.2.5 Bonuses, profit sharing, incentive compensation and any other discretionary payments paid to anyone hired by the Contractor or paid to any Subcontractor or vendor, with the Owner’s prior approval.

§ A.2.3 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of their subcontracts.

§ A.2.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED

CONSTRUCTION

§ A.2.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ A.2.4.2 Costs of materials described in the preceding Section A.2.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ A.2.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED

ITEMS

§ A.2.5.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Contractor shall mean fair market value.

§ A.2.5.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and costs of transportation, installation, minor repairs, dismantling and removal. The total rental cost of any Contractor-owned item may not exceed the purchase price of any comparable item. Rates of Contractor-owned equipment and quantities of equipment shall be subject to the Owner’s prior approval.

§ A.2.5.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.

§ A.2.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

§ A.2.5.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, with the Owner’s prior approval.

§ A.2.6 MISCELLANEOUS COSTS

§ A.2.6.1 General Conditions of $2,800 per week. (Cost for additional week of general conditions)

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§ A.2.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the Contractor is liable.

§ A.2.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

§ A.2.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Article 18 of the Agreement or by other provisions of the Contract Documents, and which do not fall within the scope of Section A.2.7.3.

§ A.2.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 9.13 of the Agreement or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§ A.2.6.6 Costs for electronic equipment and software, directly related to the Work with the Owner’s prior approval.

§ A.2.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility in the Contract Documents.

§ A.2.6.8 Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor after the execution of this Agreement in the performance of the Work and with the Owner’s prior approval, which shall not be unreasonably withheld.

§ A.2.6.9 Subject to the Owner’s prior approval, expenses incurred in accordance with the Contractor’s standard written personnel policy for relocation and temporary living allowances of the Contractor’s personnel required for the Work.

§ A.2.6.10 That portion of the reasonable expenses of the Contractor’s supervisory or administrative personnel incurred while traveling in discharge of duties connected with the Work.

§ A.2.7 OTHER COSTS AND EMERGENCIES

§ A.2.7.1 Other costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.

§ A.2.7.2 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property.

§ A.2.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recovered by the Contractor from insurance, sureties, Subcontractors, suppliers, or others.

§ A.2.8 RELATED PARTY TRANSACTIONS

§ A.2.8.1 For purposes of Section A.2.8, the term “related party” shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Contractor; any entity in which any stockholder in, or management employee of, the Contractor owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Contractor. The term “related party” includes any member of the immediate family of any person identified above.

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§ A.2.8.2 If any of the costs to be reimbursed arise from a transaction between the Contractor and a related party, the Contractor shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Contractor shall procure the Work, equipment, goods or service from the related party, as a Subcontractor, according to the terms of Article A.5. If the Owner fails to authorize the transaction, the Contractor shall procure the Work, equipment, goods or service from some person or entity other than a related party according to the terms of Article A.5.

ARTICLE A.3   COSTS NOT TO BE REIMBURSED

§ A.3.1 The Cost of the Work shall not include the items listed below:

.1Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Section A2.2.2;

.2Expenses of the Contractor’s principal office and offices other than the site office;

.3Overhead and general expenses, except as may be expressly included in Article A.2;

.4The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work;

.5Except as provided in Section A.2.7.3 of this Agreement, costs due to the negligence or failure of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;

.6Any cost not specifically and expressly described in Article A.2; and

.7Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

ARTICLE A.4   DISCOUNTS, REBATES AND REFUNDS

§ A.4.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be obtained.

§ A.4.2 Amounts that accrue to the Owner in accordance with Section A.4.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE A.5   SUBCONTRACTS AND OTHER AGREEMENTS

§ A.5.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons from whom, or entities from which, the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Owner’s Representative. The Owner shall then determine, with the advice of the Contractor and the Owner’s Representative, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

§ A.5.2 When the Contractor has provided a Guaranteed Maximum Price, and a specific bidder (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ A.5.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If the subcontract is

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awarded on a cost-plus a fee basis, the Contractor shall provide in the subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Contractor in Article A.6, below.

ARTICLE A.6   ACCOUNTING RECORDS

§ A.6.1 The Contractor shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Contractor’s records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor’s proposals, purchase orders, vouchers, memoranda and other data relating to this Contract. The Contractor shall preserve these records, for a period of three years after final payment, or for such longer period as may be required by law.

§ A.6.2 When the Contractor believes that all the Work required by the Agreement has been fully performed, the Contractor shall deliver to the Owner’s auditors a final accounting of the Cost of the Work.

§ A.6.3 The Owner’s auditors will review and report in writing on the Contractor’s final accounting within 30 days after delivery of the final accounting to the Owner’s Representative by the Contractor. Based upon such Cost of the Work as the Owner’s auditors report to be substantiated by the Contractor’s final accounting, and provided the other conditions of Section 4.2.1 of the Agreement have been met, the Owner’s Representative will, within seven days after receipt of the written report of the Owner’s auditors, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Owner’s Representative’s reasons for withholding a certificate as provided in Section 15.2.3 of the Agreement. The Owner’s Representative is not responsible for verifying the accuracy of the Contractor’s final accounting.

§ A.6.4 If the Owner’s auditors report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to request mediation.. A request for mediation shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the Owner’s Representative’s final Certificate for Payment. If the Contractor fails to request mediation within this 30-day period, the substantiated amount reported by the Owner’s auditors shall become binding on the Contractor. Pending a final resolution of the disputed amount, the Owner shall pay the Contractor the amount, if any, determined by the Owner’s auditors to be due the Contractor.

§ A.6.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs in connection with the correction of defective or non-conforming work as described in Article A.2, Costs to be Reimbursed, and not excluded by Article A.3, Costs Not to be Reimbursed, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

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Omitted Contract Exhibits

Exhibit B – Contract Documents (Construction Drawings)

Exhibit B-1 – Back’s Certificate of Insurance (COI)

Exhibit C – Project Schedule

Exhibit D – Fee Schedule

Exhibit E – Contractor’s Project Cost Summary

Back’s Construction Inc.	1602 Front Street, Suite 100
San Diego, CA 92101.
Ph: 619.713.2566 Fax: 619.713.0992

CHANGE ORDER

Project:	WD-40	Change Order #:	1
	9715 Business Park Avenue	Date Issued:	03/03/17
	San Diego, CA 92131	Project #:	2233

CE #	Description		Cost
1	Project Cost Summary (Proposal #1 - 3/3/2017)_Exhibit E		$ 4,229,000

		Change Estimate Total	$ 4,229,000
		Contingency Used	$ -
		Change Order Total	$ 4,229,000
		Previous Contract Total	$ -

		Updated Contract Total	$ 4,229,000

	Construction Manager Approval:		Contractor Approval:
	WD-40		Back’s Construction

By:	/s/ RICHARD T. CLAMPITT	By:	/s/ DAVE BACK
Dave Back

Title:	Vice President, General Counsel	Title:	Project Manager
and Corporate Secretary

Date:	March 8, 2017	Date:	March 9, 2017